Exhibit 4.4

COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE

S T O C K    O P T I O N    P L A N

MAY 15 2002

REGULATIONS

CONTENTS

I.	The stock option plan

II.	The price of the option

III.	Vesting period and exercise period

IV.	Obligation to keep the stocks

V.	Conditions of Employment

VI.	Conditions of exercise

VII.	Suspension Period

VIII.	Quotation of the new stocks

IX.	Order for sale

X.	Financial advantages of the stock option plan

. gain on the purchase price

. gain on the sale price

XI.	Taxation of the advantages

Appendices :

Form no. 1 = Exercise of option

Form no. 2 = Subscription form

Form no. 3 = Undertaking

Form no. 4 = Authorization to deduct charges from gross proceeds

Form no. 5 = Sale Order

I – Definition of the stock option plan

French Company Law enables French companies to grant to all or part of their staff the right to subscribe to stock options.

The Extraordinary General Meeting dated May 15, 2002 authorized the Board of Directors to issue stock options.

The Company took advantage of this possibility to put in place a new plan.

A stock option provides the right, applicable only on request from the beneficiary, to subscribe to new stocks, which are purchased at a predetermined price.

The Board of Directors of the Company designated you on May 15, 2002 as a beneficiary of this plan and you have already received a letter informing you of the number of stocks offered to you and of the price at which you may subscribe them.

These regulations detail the various clauses, governing the stock option plan, as it concerns you.

II – The option price

The price of the option has been determined on the basis of the average opening rates quoted at the twenty sessions of the Paris Stock Exchange preceding May 15, 2002. After rounding, this amounts to 43,47 Euros.

This unit price cannot be modified for the term of the validity of the options; it may only be adjusted, according to the law, if the Company were to proceed with financial operations affecting its capital. Adjustments affecting both the unit price and the number of stocks under option will however have no effect on the overall value of the option for each beneficiary.

Beneficiaries will be informed in good time of the new subscription price and the new number of stocks to which they are entitled to subscribe.

III – Vesting period and exercise period

III.1 – Vesting period

Options accrue rights by fifth every year during a five-year period starting from May 15, 2002. The rights so accrued are definitively acquired and may not be lost for any reason whatsoever, included in case of departure from the Group.

The accrued rights are calculated for each ended 12-month period and remain subject to the freeze period as hereunder defined.

As an example, a beneficiary of an option giving right to acquire 1000 shares who would leave the Group in December 2002 will have no accrued rights and would not be entitled to acquire any stock. In December 2003, he would be able to acquire 200 shares, the remaining 800 options being expired.

III.2 – Duration of the options

Attribution of the options was decreed by the Board of Directors of the Company on May 15, 2002, so beneficiaries will be able to exercise their options at any time up to and including May 14, 2010, subject to the freeze period and to accrued rights.

Options are exercised in one or several occasions for the accrued part on request from the beneficiaries, who decide to do so in their own discretion, in function of their individual financial resources and movements of the CGG stock price, however subject always to insiders rules.

III.3 – Freeze period

A three-year freeze period has been instituted until May 15, 2005.

Any portion of the accrued and vested part of the option cannot be purchased before May 15, 2005 but may consequently be exercised at any time between May 16, 2005 and May 14, 2010 included.

Taking into account the vesting period, a beneficiary at the end of the Freeze period will be allowed to exercise three-fifth of its option. The two remaining fifth may only be exercised from respectively May 2006 and May 2007 until May 14, 2010, included.

III.3 – Exceptions

Beneficiaries will be allowed to exercise their whole option during the freeze period upon the occurrence of any of the following events :

•	redundancy or lay off, corresponding to the French concept of “Licenciement Economique”.

•	death, provided that the heirs of the deceased beneficiary exercise the option within a six month period from the date of death.

•	take over bid or public offer of exchange related to the securities of the Company.

–	In this case, exercise of option will be allowed only until the end of the take over and will be limited to 75% of the total amount of the stocks allocated to each beneficiary (whether or not accrued).

–	In consequence thereof, after the termination of the take over, the beneficiaries will not be authorized to exercise their options before the end of the freeze period, i.e. May 15, 2005.

IV – Obligation to keep the stocks

IV.1 – Obligation to keep

Beneficiaries who have an option giving right to acquire 1000 stocks or more are committed to keep their stocks under the registered form from the acquisition date until May 15, 2006 included.

As an example, a beneficiary who exercises his option on May 16, 2005, i.e immediately after the end of the freeze period, would not be entitled to sell or transfer his stocks to the bearer form before May 16, 2006. A beneficiary who exercises his option on May 16, 2006 would be free to sell the stocks on the same day.

IV.2 – Exceptions

However, the above obligation to keep stock will not apply to beneficiaries who have an employment agreement governed by a law other than French law and who work outside France, these two conditions being cumulative. A beneficiary who, on May 15, 2002 meets these two conditions but who, on the date of option exercise and/or on the date of the contemplated sale or transfer, no longer meets them, must keep the stocks until May 16, 2006.

Furthermore, would not be subject to the obligation to keep the stock under the registered form beneficiaries who may exercise their whole option during the freeze period for one of the following events :

•	lay off or redundancy (corresponding to the French concept of “Licenciement Economique”)

•	death

•	in the event of take over bid or public offer of exchange, any beneficiary of an option giving right to acquire 1000 stocks or more will not be obligated to keep the stocks acquired before or during the take over.

In case of a take over bid during the freeze period, a beneficiary of an option to acquire 1000 stocks or more and who would acquire 500 stocks from the 750 exercisable during the take over period (i.e. 75%, see point III.3 above) shall be allowed to sell only the 500 stocks, the remaining 250 must not be exercised before the end of the freeze period or sold before May 16, 2006.

V – Conditions of employment

The option, which is herein granted, is strictly linked to your status of employee of the Group.

However, the accrued rights will be maintained whatever the reason of departure from the Group. All the terms and conditions of this Plan such as but not limited to the freeze period, the obligation to keep will remain applicable.

A beneficiary of an option giving right to acquire 1000 stocks who would leave the Group in June 2003 will keep his right to acquire 200 stocks but will be entitled to acquire them only from May 2005 and will not be allowed to sell them before May 2006. A beneficiary who would leave the Group in December 2002 will have no accrued rights and cannot purchase any stocks.

Beneficiaries shall be deemed to have lost the status of employee of CGG or an affiliate (a company in which CGG holds directly or indirectly at least 30% of the capital) on the date of termination of the service contract, i.e. at the end of the required notice period, regardless the cause or the author of the termination.

Exceptions

If a beneficiary ceases to be employee of the Group for one of the following reasons, the options and the conditions of exercise will be treated as follows :

•	Death : the heirs of a deceased beneficiary will be entitled to exercise all or part of the option within a six month period from the date of beneficiary’s death. At the end of this six month period, the option will expire.

•	Lay off (French concept of “Licenciement Economique”) : options may be exercised entirely at any time from the date of the lay off until May 14, 2010 without obligation to comply with the freeze period and/or the obligation to keep the stocks.

•	Retirement, early retirement (“pre retraite” as such term is construed under French Law) : beneficiaries will continue to benefit from their options until May 14, 2010 but remain subject to all the terms and conditions of the plan such as but not limited to the vesting period and accrual of rights, the freeze period or obligation to keep the stocks.

•	Affiliate leaving the Group : the beneficiaries, employees of such affiliate, will continue to benefit from their options but remain subject to all the terms and conditions of the plan such as but not limited to the vesting period and accrual of rights, the freeze period or obligation to keep the stocks.

As mentioned above, only death and redundancy (lay off) will allow the exercise of the option during the Freeze period; beneficiaries leaving the group for the other reasons listed above will not be entitled to acquire the stocks before termination of the three-year Freeze period.

Furthermore, in the case of a beneficiary leaving the Group under a mutual arrangement with the employer, the Company may contemplate, on a case-by-case basis, maintaining the beneficiary’s right to the stock options. Such pursuance of the rights will follow the rules applicable for a retirement.

VI – Exercise of the option

VI.1 – In order to exercise an option, the following documents must be sent to the Legal Division at CGG, Tour Maine Montparnasse, BP 191, 33 avenue du Maine, 75755 Paris Cedex (Valérie FERY/Caroline MIKOLAJCZYK):

•	exercise of option form accurately completed and signed (Form no.1 attached)

•	subscription form accurately completed and signed (Form no. 2 attached)

•	payment in full of the sum corresponding to the number of stocks, in the form of a cheque made to the order of NSMD.

•	undertaking to keep the stocks under the registered form for the beneficiary holding an option for 1000 stocks or more (Form no. 3 attached) ;

•	authorization given to the Bank to deduct from the sale proceeds an amount for payment of the social security charges. (Form no. 4 attached). While this question concerns only French Tax residents, each beneficiary will be required to fulfill it. It may be used only when a foreign beneficiary becomes French Tax resident on the date he sells his stocks.

Your stocks will be issued as registered stock in your name. Stocks will be registered in an account opened with the Bank entrusted with the management of the registered stocks (NSMD).

VI.2 – Within eight days from the date of receipt of the all documents listed in VI.1 above, CGG will execute all formalities in order for you to acquire the status of CGG’s shareholder.

The option shall be deemed to be exercised on the date of receipt by CGG of the complete file, provided however that conditions related to the Vesting Period, the Freeze Period and the Status of Employee are fulfilled.

VII – Suspension period

VII.1 – Conditions

CGG’s Board of Directors or, upon delegation from the Board, the Chairman and CEO may suspend for a period which shall not exceed three months, any exercise of option in case of:

–	Financial operation requiring a prior and strict knowledge of the number of CGG’s stocks.

–	Adjustment affecting the unit price as provided by French Company law.

VII.2 – Notice

Within five (5) days from the Suspension decision of the Board of Directors or of the Chairman and C.E.O., beneficiaries will be informed by internal memorandum and/or by e-mail, general or individual:

–	that a Suspension period has been instituted in accordance with point VII.1 above;

–	the duration of the Suspension.

If applicable, beneficiaries will be informed of the new subscription price and new number of stock to which they are entitled to subscribe.

VII.3 – Transitory Period

To the extent possible, the beneficiaries will be allowed a reasonable time period between the receipt of the above-mentioned notice and the entry into effect of the suspension period during which they may exercise their options, in whole or in part, provided of course that the freeze period has expired.

Each beneficiary hereby expressly acknowledges that the allowed time period, if any, may be extremely reduced if so required by the envisaged financial operations.

At the end of this transitory period, Beneficiaries shall not be entitled to exercise their options until expiry of the Suspension Period.

VII.4 – Confidentiality

Beneficiaries undertake not to divulge any information related to the Suspension and the cause thereof.

VIII – Quotation of the new stocks

New CGG stocks acquired under the stock option plan are freely transferable at any time, except where the obligation to keep applies in accordance with paragraph IV above.

The new stocks are issued with the right to dividend on 1st January of the year in progress.

However, there is no right to dividend with respect to profit from the previous financial year. For this reason, two cases may be envisaged during the year of exercise:

VIII.1 – The stocks acquired are assimilated to existing stocks

From the date on which dividend is paid or, if no dividend is paid, the date of the Annual Ordinary Meeting of Stockholders, until 31 December of that year, the new stocks will be quoted on the regular line of the Premier Marché of the Paris Stock Exchange at the same rate as existing stocks (Index SICOVAM : 12016).

VIII.2 – The stocks acquired are not assimilated to existing stocks

From 1 January until the date on which dividend is paid or, if no dividend is paid, until the date of the Annual Ordinary Meeting of Stockholders, the new stocks will not be quoted at the same rate as existing stocks, but on a separate line (separate index). After the date on which dividend is paid or, if no dividend is paid, after the date of the Annual Ordinary Meeting of Stockholders, the stocks will be transferred to the regular line (index SICOVAM : 12016) and assimilated to existing stocks.

For example: The last Annual Ordinary Meeting of Stockholders took place on May 15, 2002. All stocks purchased by the exercise of stock options between January 1, 2002 and May 15, 2002 were quoted on a separate line until May 15, 2002, at which date they were transferred to Index 12016 and assimilated to existing stocks. On the other hand, stocks subscribed by the exercise of stock options between May 15, 2002 and December 31, 2002 were quoted directly on the 12016 line.

Finally, it should be noted that non-assimilated new stocks usually have a below par rating compared with stocks sold on the 12016 line (this is on account of low trading levels even when no dividend is due from the preceding financial year).

IX – Order for sale

The order for sale must be communicated directly to the Bank.

In addition to indicating the number of stocks to be sold, certain details may be given to the Bank concerning the order for sale on the stock market:

–	discretionary order. This order bears no instructions. It is carried out at the opening of the next session of the Paris Stock Exchange (which is generally when the greatest number of stocks are exchanged).

–	limited price order. This order sets a minimum rate at which the seller agrees to transfer his stocks. It will therefore be carried out only if the quoted rate is equal or superior to this minimum. CGG stocks are quoted continuously and there may be fairly substantial differences between the rates applied to various transactions carried out during the same session. Limited price orders tend therefore to be more reliable than discretionary orders.

X – The financial advantages of the stock option plan

In addition to the advantage of being associated with the expansion of the Group, beneficiaries who exercise their options can make profits in two ways when selling the stocks:

–	gain on the purchase price equal to the difference between the price quoted on the Stock Exchange the day the option is actually exercised and the subscription price of the option, and ;

–	gain on the sale price equal to the difference between the price at which the stocks are sold and the price quoted on the Stock Exchange the day the option is exercised.

Examples	Hypothesis

(On the basis of a subscription price of 40 € )	T1	T2

Stock subscription price (a)	40	40
Value on the Stock market of the the CGG Stock on the date of option exercise (b)	60	75
Gain on the purchase price (b – a)	20	35
Sale price (c)	70	80
Gain on the sale price (c – b)	10	5

T1 : Exercise of the option and sale of the stock on the same day

T2 : Exercise of the option on May 15, 2005 and sale of the stock on May 26, 2006.

XI – Taxation of the advantages

The summary hereunder applies only to French tax residents who, as such, are subject to French Tax legislation. General information may be provided to other residents, upon request, on the relevant foreign tax rules. However, foreign beneficiary should revert to his tax advisor.

XI.1 – Taxation on gains on the purchase price

Taxation on gains on the purchase price varies depending on whether or not the beneficiary sells his stocks before the end of a four-year period starting from the date of attribution of the option, i.e. not before May 15, 2006 and depending on the time period during which the beneficiary continues to hold the stocks.

It should be noted that if the stocks are transferred from registered stocks to bearer stocks, they are considered as sold.

•     Failure to respect the fiscal four-year period

In this case, the gain on the purchase price is considered as additional salary and as such is subject to income tax. The gain is added to the revenues for the year during which the stocks are sold and not for the year in which the option is exercised. However, after deductions applicable to salaries, tax is spread according to the “quotient” system so as to take into account the length of time for which the options have been held.

Furthermore, in this case, the gain on the purchase price will also be subject to all French social security contributions (i.e. about 25%).

It is again noted that if, during the fiscal four-year period, the acquired stocks are simply transferred from registered stock to bearer stock, without being sold the gain is likewise subject to income tax and social security contributions.

Exceptions:

As an exception, tax exemption on the gain on the purchase price applies if the stocks are sold or transferred from registered stock to bearer stock before the expiry of the fiscal four-year period in the following cases:

–	dismissal
–	retirement
In the above two cases, the options must have been acquired by the beneficiary at least 3 months before date of the event in question.
–	invalidity corresponding to classification in the second or third category defined in Article 310 of the French “Code de la Sécurité Sociale”.
–	death.

•	Respect of the fiscal four-year period and of the two-year period of holding

The French law on New Economical Regulations enacted on May 15, 2001 has modified the fiscal treatment of stock options for plans instituted from April 20, 2000.

•	The gain on the purchase price, up to 152 500€, is taxed at the rate of 30% plus 10% with respect to social contributions (i.e. 40%).

•	The gain on the purchase price above 152 500€ is taxed at the rate of 40% plus 10% for social contributions (i.e. 50%).

The beneficiary may always decide, at his sole discretion, to be taxed on the basis of income tax.

This tax treatment may be optimized if the beneficiary keeps the stocks acquired during a two-year period, i.e. if he does not sell them before a two-year period from the date of acquisition.

•	In that case, the gain on the purchase price up to 152 500€ will be taxed at the rate of 16% plus 10% for social contributions i.e. 26%.

•	The part of the gain exceeding 152 500€ will be taxed at the rate of 30% plus 10% for social contributions (i.e. 40%).

This specific rule will apply only if the stocks have been kept under the registered form during at least a two-year period. This two-year period is to be computed from the end of the fiscal four-year period.

In consequence thereof, if the stocks were subscribed 1 year before the end of the fiscal period, a beneficiary must hold the stocks during a three-year period if he wants to optimize the taxation.

The above taxation will apply only if the total value of sales (including stock sales unrelated to the present stock option plan) made by the beneficiary during the year of the sale exceeds the threshold determined on an annual basis by the French Tax authorities (7 590€ for fiscal 2001).

The beneficiary may always decide, at his sole option, to be taxed on the basis of income tax.

XI.2 – Taxation on gains made on the sale of stocks

The gain made on the sale of stocks is taxed at the regular rate for capital gains. The tax rate is therefore 16.0% (for fiscal 2001) plus around 10% with respect to social security contributions, if the total value of sales (including stock sales unrelated to the present stock option plan) made by the beneficiary during the year of the sale or transfer exceeds the threshold determined on an annual basis by the taxation authorities (7 590 euros for fiscal 2001).

XI.3 – Declaration commitments

Company’s obligations

Each year, the Company has to provide tax authorities with a certificate including the name of beneficiaries who have exercised options during the preceding year, the dates of the exercise, the number of stocks acquired and the subscription price.

Each year until the expiry of the fiscal five-year period during which stocks are sold or transferred from registered stocks to bearer stocks, the Company has to declare, dates of sale or of transfer to bearer stock, date of attribution and the date of the option exercise, the number of stocks, the subscription price and the price quoted on the Stock Exchange the day the option is exercised.

Beneficiary’s obligation

The year during which the option is exercised, the beneficiary shall append to his tax declaration the statement that will be communicated to him by the Bank.

The year during which the stocks are sold or are transferred from registered stocks to bearer stocks before the expiry of the fiscal five-year period, the beneficiary will state on his tax declaration :

–	the difference between the price quoted on the Stock Exchange the day the option is exercised and the subscription price,

–	the gain made on the sale of stocks, equal to the difference between the price at which the stocks are sold and the price quoted on the Stock Exchange the day the option is exercised, only if the total annual value of stocks sales (including stock sales unrelated to the present stock option plan) exceeds the threshold determined by the taxation authorities (7 590 euros for fiscal 2001).

*
* *

Form no. 1

Plan d’options de souscription d’actions du 15 Mai 2002
Stock Options plan dated May 15, 2002

DECLARATION DE LEVEE D’OPTION
(EXERCISE OF OPTION)

Je, soussigné (e)
(I, the undersigned)

NOM : ___________________________________________	Prénom:________________________________________________
(Name)	(First Name)

Adresse fiscale : n° _________________________________	Rue ___________________________________________________
(Fiscal address : n°)	(Street)

Code Postal _______________________________________	VILLE _________________________________________________
(Zip code)	(City)

Date de naissance et lieu de naissance:_____________________________________________
(Date and place of birth)

Adresse courrier si différente de l’adresse fiscale : n° __________________ Rue____________________________
(if different from Fiscal Address : Mailing address n°)                                                               (Street)

Code Postal _________________	VILLE __________________________________
(Zip code)	(City)

déclare exercer à hauteur de _______________________ actions, l’option de souscription de ______________________actions de 2 € de nominal à un prix de souscription de 43,47 € chacune qui m’a été consentie le 15 Mai 2002, conformément à la décision de l’Assemblée Générale Mixte du 15 Mai 2002 et à la délibération du Conseil d’Administration du 15 Mai 2002.

(hereby declare that I wish to purchase _______________________ stocks, exercising my option to subscribe to _______________________ nominal 2 € stocks at a subscription price of 43,47 € each, as granted to me on May 15, 2002, in compliance with the decision taken by the Extraordinary General Meeting on May 15, 2002 and with the deliberations of the Board of Directors on May 15, 2002)

En conséquence, je souscris _______________________ actions au moyen du mandat de souscription joint et je m’engage à verser la somme de _______________________ Euros représentant le montant intégral du prix d’émission des actions souscrites.

(In pursuance whereof, I hereby subscribe to _______________________ stocks by means of the subscription form enclosed herewith and undertake to pay the sum of _______________________ Euros which represents the total cost of issuing the stocks subscribed)

Fait à                                , le                                 Signature :
(Executed in)(on)

(en 2 exemplaires, dont l’un reste en ma possession)
(two copies, one of which remains in my possession)

Form no. 2

Plan d’options de souscription d’actions du 15 Mai 2002
Stock Options plan dated May 15, 2002

MANDAT DE SOUSCRIPTION
(SUBSCRIPTION FORM)

Je, soussigné (e)
(I, the undersigned)

NOM : ___________________________________________	Prénom:________________________________________________
(Name)	(First Name)

Adresse fiscale : n° _________________________________	Rue ___________________________________________________
(Fiscal address : n°)	(Street)

Code Postal _______________________________________	VILLE _________________________________________________
(Zip code)	(City)

déclare donner mandat à la Banque NSMD de souscrire pour mon compte ________________________ actions COMPAGNIE GENERALE DE GEOPHYSIQUE.

(hereby declare that I empower the Bank NSMD to subscribe for my account ________________________ stocks in the COMPAGNIE GENERALE DE GEOPHYSIQUE.)

Ces titres seront inscrits en nominatif à la Banque NSMD.
(These stocks will be registered in my name account with the Bank NSMD.)

A l’appui de ma souscription, je règle par chèque à l’ordre de la banque NSMD la somme de ________________________ Euros égale au montant du prix d’émission des actions souscrites.

(In support of my subscription, I am paying by cheque, to the order of the Banque NSMD, the sum of ________________________ Euros which is equal to the price of issuing the stocks to which I am subscribing.)

Fait à                                , le                                 Signature (*) :
(Signed in)                               (on)

(*) Faire précéder la signature de la mention” Bon pour souscription à ________________________________ actions” (en toutes lettres)

(*) (The signature must be preceded by the wording « Bon pour souscription à ________________________________ actions »-)

Form no. 3

Plan d’options de souscription d’actions du 15 Mai 2002
Stock Options plan dated May 15, 2002

ENGAGEMENT DE DETENTION DES ACTIONS
(UNDERTAKING)

Je, soussigné (e)
(I, the undersigned)

NOM : ___________________________________________	Prénom:________________________________________________
(Name)	(First Name)

Code Postal _______________________________________	VILLE _________________________________________________
(Zip code)	(City)

Déclare avoir exercé à hauteur de ________________________________ actions, l’option de souscription de ________________________________ actions de 2 € de nominal à un prix de souscription de 43,47 € chacune qui m’a été consentie le 15 Mai 2002, conformément à la décision de l’Assemblée Générale Mixte du 15 Mai 2002 et à la délibération du Conseil d’Administration du 15 Mai 2002.

(Hereby declare having purchased ______________________ stocks in COMPAGNIE GENERALE DE GEOPHYSIQUE of 2 € par value at a subscription price of 43,47 € each, exercising my option to subscribe to a total of ___________________ stocks as granted to me on May 15, 2002, in compliance with the decision taken by the Extraordinary General Meeting on May 15, 2002 and with the deliberations of the Board of Directors on May 15, 2002)

Je reconnais avoir pris connaissance du règlement du plan susmentionné et notamment de ce qu’il impose à chaque bénéficiaire d’options donnant droit d’acquérir 1 000 actions ou plus l’obligation de détenir les actions sous la forme nominative à compter de la levée des options et jusqu’au 15 Mai 2006 inclus.

(I acknowledge having read the explanatory leaflet of the above mentioned stock options plan and more particularly with respect to the obligation to keep the stocks under the registered form until May 15, 2006 imposed on each beneficiary holding an option to acquire 1 000 stocks or more)

En conséquence, je déclare et m’engage par la présente à conserver les actions ainsi souscrites en la forme nominative et à ne pas les vendre avant le 15 Mai 2006 inclus, conformément au règlement du plan d’option de souscription en date du 15 Mai 2002.

(In consequence thereof, I hereby declare and undertake to keep the stocks so subscribed under the registered form and not to sell them before May 15, 2006 (included) in accordance with the explanatory leaflet)

Je reconnais être dégagé de cette obligation dans la seule mesure où je suis titulaire d’un contrat de travail non régi par le droit français et travaille hors de France au moment de la levée de l’option et au moment envisagé de la vente.

(I acknowledge being released from this obligation in the sole case where, at the subscription date and at the contemplated sale date, I have an employment agreement governed by a law other than French law and I work outside France)

Fait à ______________________ , le ________________________________                    Signature :
(Signed in)                                                               (on)

(en 2 exemplaires, dont l’un reste en ma possession)
(two copies, one of which remains in my possession)

Form no. 4

Plan d’options de souscription d’actions du 15 Mai 2002
Stock Options plan dated May 15, 2002

AUTORISATION DE PRELEVEMENT
Authorization to deduct charges from the proceeds

Je, soussigné (e)
(I, the undersigned)

NOM : ___________________________________________	Prénom:________________________________________________
(Name)	(First Name)

Code Postal _______________________________________	VILLE _________________________________________________
(Zip code)	(City)

Déclare avoir exercé à hauteur de ______________________ actions, l’option de souscription de ______________________ actions de 2 € de nominal à un prix de souscription de 43,47 € chacune qui m’a été consentie le 15 Mai 2002, conformément à la décision de l’Assemblée Générale Mixte du 15 Mai 2002 et à la délibération du Conseil d’Administration du 15 Mai 2002.

(Hereby declare having purchased ______________________ stocks in COMPAGNIE GENERALE DE GEOPHYSIQUE of 2 € par value at a subscription price of 43,47 € each, exercising my option to subscribe to a total of ______________________ stocks as granted to me on May 15, 2002, in compliance with the decision taken by the Extraordinary General Meeting on May 15, 2002 and with the deliberations of the Board of Directors on May 15, 2002)

Je reconnais avoir pris connaissance du règlement du plan susmentionné notamment en ce qu’il décrit le régime social et fiscal applicable aux plus values réalisées à la suite de la levée des options de souscription d’actions. Je reconnais ainsi que la plus-value d’acquisition est soumise aux cotisations salariales, à la CSG et à la CRDS lorsque je réalise la vente de ces actions avant le 15 Mai 2006 et que le prélèvement desdites charges dans le mois de la vente des actions est opéré sur bulletin de paie, ce qui s’avère impossible lorsque le contrat de travail a pris fin pour quelque raison que ce soit.

(I have reviewed the Regulations of the Stock Option Plan more particularly with respect to the tax and social charges applicable to the purchase or capital gains realized following the stock options exercise. I acknowledge that this gain is subject, in France to social security charges, CSG and CRDS when I sell the stocks before May 15, 2006 and that payment of these charges is made on the basis of the next wages payment, which is impossible when the employment agreement is terminated for whatever reason).

En conséquence, j’autorise expressément la Banque NSMD, ou toute banque qui lui sera substituée par CGG, (ensemble « la Banque ») à prélever sur le produit de la vente des actions CGG que j’aurai acquises au travers de l’exercice des options de souscription d’actions qui m’ont été consenties dans le cadre du plan du 15 Mai 2002 une somme correspondant à 25% (vingt cinq pour cent) de la plus value d’acquisition alors réalisée via l’exercice de ces options aux fins de constituer une provision pour les charges salariales, CSG et CRDS que je devrais. Je reconnais que la Banque me reversera l’éventuel trop perçu lorsque le montant exact des charges sociales dont je serai redevable sera connu.

(In consequence thereof, I hereby authorize the Bank NSMD, or any other bank that may be appointed by CGG, (together “the Bank”) to deduct from the gross proceeds resulting from the sale of the stocks I will have acquired through stock option granted on May 15, 2002 a sum amounting to 25% of the purchase gain then realized in order to constitute a reserve for the payment of the social security charges , CSG and CRS that I will have to pay. The Bank will reimburse me the amount in excess of the actual amount of social charges due when this latter will be known).

La présente autorisation de prélèvement ne sera utilisable que dans la seule mesure où mon contrat de travail avec CGG, ou l’une de ses filiales a pris fin et ce pour quelque raison que ce soit.

(This authorization will only be usable if my employment agreement with CGG or with one of its affiliates has been terminated for whatever reason.)

Fait à ______________________ , le                                            Signature (*)

(en 2 exemplaires, dont l’un reste en ma possession)

Form no 5

ORDRE DE VENTE – SALE ORDER
A adresser par courrier ou par fax à – To be forwarded by mail or fax to
Banque de NSMD – Services Plans d’Options – 3 avenue Hoche 75410 PARIS Cedex 08

Je, soussigné(e)
(I the undersigned)

NOM : ___________________________________________	Prénom:________________________________________________
(Name)	(First Name)

Adresse fiscale : n° _________________________________	Rue ___________________________________________________
(Fiscal address : n°)	(Street)

Code Postal _______________________________________	VILLE _________________________________________________
(Zip code)	(City)

Adresse courrier si différente de l’adresse fiscale : n° __________________ Rue __________________________________
(if different from Fiscal Address : Mailing address n°)                                           (Street)

Code Postal ________________ VILLE ___________________________
(Zip code)                                          (City)

N° de compte (account number ) : ____________________________________________ vous donne, par la présente, ordre de vendre ________________________ (1) actions Compagnie Générale de Géophysique – CGG, acquises dans le cadre du plan d’options ouvert le 15 Mai 2002,

(I instruct you by these presents to sell _______________________ (1) GEOPHYSIQUE’S shares acquired under the Stock Option Plan of May 15, 2002).

(2)	•	au prix du marché	(2)	•	avec limite de _______________ Euros
		(at the market price)			(with a limit of _______________ Euros)

Fait à _________________ le _________________                                  Signature
(Executed in)                               (on)

(1)	Indiquer le nombre d’actions à vendre ((Indicate number of shares to be sold)
(2)	Rayer la mention inutile (Cross out inappropriate mention)

Comment passer un ordre de vente

Les ordres doivent être adressés au Département ESR – Plans d’options de la Banque NSMD (75410 PARIS Cedex 08), ou à CGG lors de l’envoi du dossier de levée. Ils peuvent être transmis à l’aide de l’imprimé joint, mais également sur papier libre (sous réserve des mentions nécessaires à sa bonne execution), par courrier ou par fax (01 56 21 97 80). (1) L’ordre doit comporter l’indication du nombre des actions à vendre, ainsi que les précisions suivantes [rayer la mention inutile ] :
(2)	l’ordre au prix du marché n’est assorti d’aucune indication de cours. Il sera exécuté dès la transmission de l’ordre par la Banque ;
l’ordre avec limite permet de fixer le cours minimum auquel le vendeur accepte de céder ses actions. Cet ordre ne sera donc exécuté que si le cours coté est égal ou supérieur à cette limite. Il sera pris en compte dès sa réception par la Banque, sauf mention particulière.

Pour information, les frais de bourse proprement dits s’élèvent approximativement à 1.15% (+ TVA) du montant des ventes (pour plus de détail, se reporter aux conditions générales applicables aux opérations des particuliers de la Banque NSMD) et l’impôt boursier à 0.3% diminué de 23€ (maximum 610€). Les fonds sont disponibles 4 jours ouvrés après la cession effective, et peuvent être transférés sous réserve de l’envoi d’un Relevé d’Identité Bancaire (RIB).
****
(Sale orders must be sent to NSMD, ESR department – Stock options plans (75410 PARIS Cedex 08) or to CGG at the time of exercise of option’s sending. They can be passed on aid of enclosed printed mater, by mail or fax(33 1 56 21 97 80)

Your order must indicate the number of shares you wish to sell, as well as your choice with respect to the following options :
•	unconditional order (market price) : this order will be executed immediately upon its receipt by the bank (shares will be sold at the first demand quotation)
•	order with price limit : seller sets a price floor below which he does not wish to sell his shares

Brokerage fees amounts approximately to 1.15% (+ VAT if applicable) of the amounts of purchases and sales with respect to an order executed on the Monthly Settlement. In addition, stock exchange tax amounts to 0.3% of the sale proceeds after deduction of 23€ and with a maximum limit of 610€.
The funds are available 4 working days after the effective sale, and could be transferred subject to the sending banking details.).